UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2009

TRANSOCEAN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Blandonnet International Business Center Building F, 7th Floor Chemin de Blandonnet Vernier, Switzerland	CH-1214
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

From September 1, 2009 through September 4, 2009, Robert L. Long, Chief Executive Officer; Steven L. Newman, President and Chief Operating Officer; Ricardo H. Rosa, Chief Financial Officer and Gregory S. Panagos, Vice President of Investor Relations and Communications, of Transocean Ltd., may distribute the information furnished in Exhibit 99.1 to this report to participants of the Citi European Roadshow in Geneva, Switzerland; Zurich, Switzerland; Stockholm, Sweden and London, England. Exhibit 99.1 is incorporated in this Item 7.01 by reference.

The information furnished pursuant to Item 7.01 of this report, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor will it be incorporated by reference into any registration statement filed by Transocean Ltd. under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by Transocean Ltd. that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of Transocean Ltd.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The exhibit to this report furnished pursuant to item 7.01 is as follows:

Exhibit No.	Description

99.1	Citi European Roadshow Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: August 31, 2009	By	/s/ Margaret C. Fitzgerald
Margaret C. Fitzgerald Associate General Counsel

Index to Exhibits

Exhibit Number	Description

99.1	Citi European Roadshow Information